Exhibit 99.1

Giggles N’ Hugs, Inc. Annouces Reverse Stock Split

Los Angeles, CA, February 25, 2020 – Giggles N’ Hugs, Inc. (“GNH” or “the Company”) (OTCQB: GIGL), owner and operator of family-friendly restaurants that bring together high-end, organic food with active, cutting-edge play and entertainment for children, today announced that the Company has completed its filing of a Certificate of Change with the Secretary of State of the State of Nevada to effect a 1-for-25 reverse stock split of its issued and outstanding shares of common stock (the “Reverse Split”). The Reverse Split will take effect tomorrow, February 26, 2020.

The Reverse Split was duly approved by the Board of Directors of the Company without stockholder approval, in accordance with the authority conferred by Section 78.207 of the Nevada Revised Statutes. The Certificate of Change also decreased the authorized number of shares of the Company’s common stock from 1,125,000,000 shares to 45,000,000 shares.

Pursuant to the Reverse Split, holders of the Company’s common stock are deemed to hold one (1) post-split share of the Company’s common stock for every twenty-five (25) shares of the Company’s common stock held. No fractional shares were issued in connection with the Reverse Split. Stockholders who entitled to a fractional post-split share received in lieu thereof one (1) whole post-split share.

At the market opening on February 26, 2020, the Company’s common stock will begin trading on the OTC Markets Pink tier on a split-adjusted basis. The Company’s common stock will continue to trade under the symbol “GIGL” (temporary symbol “GIGLD” indicating a reverse stock split has occurred). The new CUSIP number for the Company’s common stock is 37518A203. Following the effectiveness of the Reverse Split, the Company will have 6,822,979 shares of common stock issued and outstanding.

More details about the reverse stock split will be contained in the Company’s current report on Form 8-K to be filed with the Securities and Exchange Commission tomorrow.

About Giggles N’ Hugs

Giggles N’ Hugs is the first and only restaurant that brings together high-end, organic food with active, cutting-edge play and entertainment for children. Our Giggles N’ Hugs location offers an upscale, family-friendly atmosphere with a dedicated play area that children 10 and younger absolutely love. We feature high-quality menus made from fresh and local foods, nightly entertainment such as magic shows, concerts, puppet shows and face painting, and hugely popular party packages for families that want to do something special.

More information about Giggles N’ Hugs, Inc. is available at www.gigglesnhugs.com .

Forward Looking Statements:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” “potential” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements include statements regarding the several initiatives we have undertaken that are designed to have a positive impact on our business and operations, including, potential strategic partnerships and acquisitions and a reverse stock split and our statements regarding an expectation that these initiatives may increase our stock price and allow us to be quoted again on the OTCQB. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.